Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Helios and Matheson Analytics Inc. for the period ending September 30, 2015, I, Divya Ramachandran, the Principal Executive Officer of Helios and Matheson Analytics Inc., hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-Q for the period ending September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in such Quarterly Report on Form 10-Q for the period ending September 30, 2015 fairly presents, in all material respects, the financial condition and results of operations of Helios and Matheson Analytics Inc., on a consolidated basis.

Date:	November 16, 2015	/s/ Divya Ramachandran
Name: Divya Ramachandran
Title: President and Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by §906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document